   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999
                                                       REGISTRATION NO. 33-36753
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                  SAFEWAY INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                   5918 Stoneridge Mall Road                94-3019135
(State or other jurisdiction        Pleasanton, California 94588           (I.R.S. Employer
     of incorporation or          (Address of principal executive       Identification Number)
        organization)                      offices) (Zip)

                              --------------------

               SAFEWAY INC. OUTSIDE DIRECTOR EQUITY PURCHASE PLAN

                            (Full title of the plan)

                              --------------------

                              Michael C. Ross, Esq.
              Senior Vice President, Secretary And General Counsel
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                                     PART I.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

        As originally filed on September 11, 1990, this Registration Statement registered 500,000 shares of the Common Stock of Safeway Inc. (the "Company") which had been approved for issuance under the Company's Outside Director Equity Purchase Plan (the "Outside Director Plan"). The Company now has adopted a new plan, the 1999 Amended and Restated Equity Participation Plan (the "1999 Plan"), to which shares remaining available for grant under the Outside Director Plan may be transferred for the purpose of new grants. The Company had a two-for-one stock split in each of 1996 and 1998, and, as a result, the number of shares registered under the Outside Director Plan is 2,000,000. As of December 31, 1998 1,663,833 shares were available for issuance under the Outside Director Plan.

        Accordingly, this Post-Effective Amendment is being filed (under Instruction E to Form S-8) to de-register 1,663,833 shares previously registered for the Outside Director Plan and to move those shares to a new Form S-8 Registration Statement (File No. 333-87289) filed by the Company for shares issuable under the 1999 Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 33-36753 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 17th day of September 1999.

                                            SAFEWAY INC.

                                            By: /s/ MICHAEL C. ROSS
                                               ---------------------------------
                                               Michael C. Ross
                                               Senior Vice President, Secretary
                                               and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on September 17, 1999.

                Signature                                             Title
                ---------                                             -----
/s/ STEVEN A. BURD
--------------------------------------         Chairman, President and Chief Executive Officer
Steven A. Burd                                 (Principal Executive Officer)

/s/ DAVID G. WEED
--------------------------------------         Executive Vice President, Chief Financial Officer
David G. Weed                                  (Principal Financial Officer and Principal
                                               Accounting Officer)
/s/ JAMES H. GREENE, JR.
--------------------------------------         Director
James H. Greene, Jr.

/s/ PAUL HAZEN
--------------------------------------         Director
Paul Hazen

/s/ HENRY R. KRAVIS
--------------------------------------         Director
Henry R. Kravis

/s/ ROBERT I. MACDONNELL
--------------------------------------         Director
Robert I. MacDonnell

/s/ PETER A. MAGOWAN
--------------------------------------         Director
Peter A. Magowan

/s/ GEORGE R. ROBERTS
--------------------------------------         Director
George R. Roberts

/s/ REBECCA A. STIRN
--------------------------------------         Director
Rebecca A. Stirn

/s/ WILLIAM Y. TAUSCHER
--------------------------------------         Director
William Y. Tauscher